Exhibit 99

2008

This presentation contains "forward-looking statements" which may be identified by the use of such words as "may," "believe," "expect," "anticipate," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to (i) general and local economic conditions, (ii) changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values and competition, (iii) changes in accounting principles, policies or guidelines, (iv) changes in legislation or regulation and (v) other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services. Any or all of our forward-looking statements in this presentation and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed and we caution readers not to place undue reliance on any such forward-looking statements. We undertake no obligation to publicly release revisions to any forward- looking statements to reflect events or circumstances after the date of such statements. Other risks are detailed in our filings with the Securities and Exchange Commission, including our Form 10-K filed for 2008and Form 10-Q filed for the three months ended March 31, 2009, all of which are difficult to predict and many of which are beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control. beyond our control.

CFBank is a high touch, relationship based business and consumer community bank in the markets we choose to serve, which operates with a sense of urgency to obtain an attractive return for our shareholders and provide our clients with extraordinary customer service.

Grow organically - absolutely Growth through M&A - opportunistically Grow geographically Duplicate ourselves in other markets